[Ernst & Young Letterhead]

January 16, 2001

PRIVATE & CONFIDENTIAL

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read Item 4 of Form 8-K dated January 8, 2001, of Unity Wireless Corporation and are in agreement with the statements contained in the first, second and fourth paragraphs therein. We have no basis to agree or disagree with other statements of the registration contained therein.

Very truly yours,
/s/ Ernst & Young LLP